Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Encysive Pharmaceuticals Inc.:
We consent to the incorporation by reference in the registration statements (Nos. 33-79656, 33-79658, 33-79670, 33-93282, 33-93368, 333-27423, 333-27425, 333-79477, 333-72468, 333-41864, 333-107941, 333-107939, 333-116178 and 333-125137) on Form S-8 and (Nos. 333-108107, 333-116193 and 333-125154) on Form S-3 of Encysive Pharmaceuticals Inc. of our reports dated March 10, 2006, with respect to the consolidated balance sheets of Encysive Pharmaceuticals Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005, and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of Encysive Pharmaceuticals Inc.
KPMG LLP
/s/ KPMG LLP
Houston, Texas
March 10, 2006